Exhibit 21	Subsidiaries of the Registrant

Name	State of Organization
12291 CBW LLC	Texas
Adult Store Buyer Magazine LLC	Georgia
Bobby's Novelty, Inc.	Texas
Broadstreets Cabaret, Inc.	Texas
Cabaret North Parking, Inc.	Texas
RCI Dining Services (Superior Parkway), Inc.	Texas
Citation Land LLC	Texas
E. D. Publications, Inc.	Texas
The End Zone	Texas
Fine Dining Club Inc.	Texas
Global Marketing Agency, Inc.	Texas
Green Star Inc.	Texas
JAI Acquisitions, Inc.	Texas
JAI Dining Services (Beaumont), Inc.	Texas
JAI Dining Services (Edinburg), Inc.	Texas
JAI Dining Services (El Paso), Inc.	Texas
JAI Dining Services (Harlingen), Inc.	Texas
JAI Dining Services (Longview), Inc.	Texas
JAI Dining Services (Lubbbock), Inc.	Texas
JAI Dining Services (Odessa), Inc.	Texas
JAI Dining Services (Phoenix), Inc.	Texas
JAI Dining Services (Tye), Inc.	Texas
JAI Holdings, Inc.	Texas
Joint Ventures, Inc.	Texas
RCI Dining Services (Round Rock), Inc.	Texas
Miami Gardens Square One, Inc.	Florida
North IH 35 Investments, Inc.	Texas
Peregrine Enterprises, Inc.	New York
Playmates Gentlemen's Club LLC	Texas
PNC Marketing	Texas
RCI Dating Services, Inc.	Texas
RCI Debit Services, Inc.	Texas
RCI Dining DFW, Inc.	Texas
RCI Dining Services (Charlotte), Inc.	North Carolina
RCI Dining Services (Indiana), Inc.	Indiana
RCI Dining Services MN (4th Street), Inc.	Minnesota
RCI Dining Services (Stemmons), Inc.	Texas
RCI Dining Services (Stemmons2), Inc.	Texas
RCI Dining Serices (Vee), Inc.	Texas
RCI Entertainment (Fort Worth), Inc.	Texas
RCI Entertainment (3105 I-35), Inc.	Texas
RCI Entertainment (3315 N FWY FW), Inc.	Texas
RCI Entertainment (Austin), Inc.	Texas
RCI Entertainment (Fort Worth), Inc.	Texas
RCI Entertainment (Las Vegas), Inc.	Nevada
RCI Entertainment (Media Holdings), Inc.	Texas
RCI Entertainment (Minnesota), Inc.	Minnesota
RCI Entertainment (New York), Inc.	New York
RCI Entertainment (North Fort Worth), Inc.	Texas
RCI Entertainment (Northwest Hwy), Inc.	Texas
RCI Entertainment (Philadelphia), Inc.	Texas
RCI Entertainment (San Antonio), Inc.	Texas
RCI Entertainment (Texas), Inc.	Texas
RCI Holdings, Inc.	Texas
RCI Internet Holdings, Inc.	Texas
RCI Internet Services, Inc.	Texas
RCI Leasing LLC	Texas
RCI Management Services, Inc.	Texas
Rick's Cabaret International, Inc.	Texas
S Willy's LLC	Texas
Spiros Partners Ltd.	Texas
Stellar Management, Inc.	Florida
StorErotica Magazine, Inc.	Florida
Tantra Dance, Inc.	Texas
Texas S&I, Inc.	Texas
TEZ Real Estate LP	Texas
Top Shelf Entertainment LLC	North Carolina
Trumps, Inc. - North	Texas
Trumps, Inc. - Onyx	Texas
TT Leasing Inc.	Texas
WKC, Inc.	Texas
XTC Cabaret, Inc.	Texas
XTC Cabaret (Dallas), Inc.	Texas